Exhibit 99.1

CONTACTS FOR KNIGHT

Margaret Wyrwas

Senior Managing Director, Head of Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons

Vice President, Corporate Communications

201-356-1523 or kfitzsimmons@knighttrading.com

Judy Pirro

Vice President, Investor and Shareholder Relations

201-356-1548 or jpirro@knighttrading.com

Catherine Smith

Assistant Vice President, Marketing Communications and Public Relations

201-557-6992 or csmith@knighttrading.com

FOR IMMEDIATE RELEASE:

KNIGHT PROMOTES GREGORY C. VOETSCH

TO EXECUTIVE VICE PRESIDENT

JERSEY CITY, New Jersey (July 16, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that Gregory C. Voetsch has been promoted to Executive Vice President and Head of Sales. The promotion, effective immediately, was determined by the Knight Board of Directors in its regular quarterly meeting on July 15th.

Mr. Voetsch, 41, joined Knight in September 2002 as Senior Vice President and Head of Institutional Client Group. He was named Head of Sales in June 2003 and gained responsibility for all client sales initiatives, both institutional and broker-dealer. Prior to Knight, Mr. Voetsch spent more than eight years with Salomon Smith Barney, most recently as a Managing Director and Head of Nasdaq Sales Trading. He also has worked in equities sales trading for Allen & Co., Jefferies Group and Merrill Lynch & Co.

“Under Greg, Knight’s institutional business has expanded remarkably in terms of both revenue and scope, and in a very short time,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “He has directed the expansion of our product and service offering, increasing Knight’s draw as a one-stop trade execution venue. Today Knight’s institutional client base is not only larger in terms of the number of individual firms, but it looks more like the client mix enjoyed by financial services companies with more established institutional businesses. Finally, many members of our institutional team came to Knight expressly because they wanted to work for Greg, which speaks volumes about his integrity, leadership and talent.”

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains an asset management business of more than $1.3 billion for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

[Biography follows]

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Gregory C. Voetsch

Executive Vice President, Head of Sales

Knight Trading Group, Inc.

Gregory C. Voetsch, 41, Executive Vice President & Head of Sales for Knight Trading Group, Inc., is an experienced director of institutional sales trading. He oversees all client sales initiatives for the company, both institutional and broker-dealer.

Greg joined Knight as Head of Institutional Client Group in September 2002 before his appointment as Head of Sales in June 2003. Prior to Knight, Greg was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney. He oversaw SSB’s sales traders in New York and co-managed regional sales traders for Nasdaq stocks in Boston, Chicago and San Francisco.

Greg joined Smith Barney in early 1994 as a Nasdaq Sales Trader before his promotion to Head of Nasdaq Sales Trading in 1997. In 2000, he also was named Co-Head of U.S. Sales Trading for Salomon Smith Barney. Greg was named Head of Nasdaq Sales Trading for the combined entity in 2001.

Greg started his equities trading career in 1983 as an Assistant on the Block Desk at Merrill Lynch & Co. He left Merrill Lynch for Jefferies Group where he spent 10 years as an Equities Sales Trader. He later was Vice President, Institutional Sales and Trading at Allen & Co. before his start at Smith Barney.